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TESTING THE WATERS

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THE EWING HOTEL DEVELOPMENT, WEST CAPE MAY

FEBRUARY 2019

H ELIE

THE HOTEL CROWDFUNDING COMPANY

Securities offered through **North Capital Private Securities Corp.**, member FDIC/SIPC.

DISCLAIMER
The Ewing Development

This investor presentation (the "Presentation") was produced by HCo Cape May LLC to assist explaining our business and for purposes of "testing the waters" for a proposed Regulation A securities offering (the "Offering") and, if such an offering is undertaken and qualified by the United States Securities and Exchange Commission, for assisting with marketing of said Regulation A offering. The securities to be offered and discussed herein will be referred to as the "Securities."

This Presentation is not an offering document and was produced for informational and marketing purposes only, does not constitute an offer to sell our Securities and does not constitute investment advice. None of the information or analyses presented, including any forward-looking statements, are intended to form the basis for any investment or purchase decision you make, and no specific recommendations are intended. This Presentation does not contain all of the terms of our Offering. In order to review all of the terms of our Offering, you should review in detail our Offering Circular for the Regulation A offering. The Offering Circular contains terms, conditions, risk factors, and disclosures that you should read and understand before you purchase our Securities. The Offering Circular is available upon request from HCo Cape May LLC for you to read and review, with your advisors, before you make a purchase or investment decision.

DISCLAIMER
The Ewing Development

Our Securities have not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act") as amended and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act. Accordingly, if we undertake a Regulation A offering, the Securities we offer through our Offering Circular will be available to both "accredited investors" and those who do not meet that criteria, subject to the limitations imposed by Regulation A. Investing in the Securities involves a high degree of risk and you should not invest unless you are financially able to sustain the loss of your entire investment, should our company ultimately not succeed.

None of the Securities and Exchange Commission (the "SEC"), any state securities commission, any foreign securities authority or any other federal, state or foreign regulatory authority has reviewed, approved or disapproved this Presentation or the Securities we are offering or plan to offer, or the terms of any such offering, nor have any of those commissions or authorities passed upon the accuracy or completeness of our Offering Circular, our other selling literature, or our website. Any representation to the contrary is unlawful and may be a criminal offense. The Securities we are offering are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the Securities offered in our Offering Circular are exempt from registration.

DISCLAIMER
The Ewing Development

When you review our Offering Circular, please review all of the risk factors before purchasing our Securities. A purchase of our Securities should only be made if you are capable of evaluating the risks and merits of this offering and if you have sufficient resources to bear the entire loss of your purchase, should that occur.

Certain statements in this Presentation are forward-looking statements and have been based on a number of judgments, assumptions, forecasts and projections by HCo Cape May LLC that by their nature are forward looking. Forward-looking statements are typically identified by for-ward-looking terminology such as “believes,” “expects,” “may,” “could,” “should,” “intends,” “estimates,” “potential,” “anticipates,” “plans,” “assumes” or similar expressions, or by discussions of strategy that involve risk and uncertainties. Forward-looking statements, assumptions, forecasts and projections involve risks and uncertainties, and sometimes are based on estimates and incomplete information that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements or by the Presentation. These risks and uncertainties, and the impact they have on the assumptions, forecasts and projections in the Presentation, could adversely affect the outcome and financial effects of the plans and events described therein.

DISCLAIMER
The Ewing Development

Our Offering Circular does not constitute an offer or solicitation in any jurisdiction in which such an offer or solicitation would be unlawful. No person has been authorized to give any information or to make any representations concerning our company or the Securities other than those contained in our Offering Circular and Form 1-A, and if given or made, such other information or representation must not be relied upon. Prospective purchasers of our Securities are not to construe the contents of this Presentation, our Offering Circular, or of any prior or subsequent communications from HCo Cape May LLC or any of its employees, agents or affiliates, as investment, legal, financial or tax advice. Before investing in our Securities, please review our Offering Circular carefully, ask any questions of our management that you would like answered and consult your own counsel, accountant and other professional advisors as to legal, tax and other related matters concerning this investment.

The information in this Presentation does not constitute an offer to sell, or the solicitation of an offer to purchase, the Securities. Any such offer will be made solely to qualified investors through our Offering Circular. Such an offer would not be registered under the Securities Act and any Securities purchased from such offer may not be offered, sold or resold in the United States without registration under the Securities Act or exemption thereunder.

DISCLAIMER
The Ewing Development

HCo Cape May LLC is “testing the waters” for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by HCo Cape May LLC at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from by contacting HotelierCo at (833) 426-4260 or www.hotelierco.com.

THE INFORMATION IN THIS PRESENTATION IS NOT COMPLETE AND MAY BE CHANGED OR UPDATED BY HCO CAPE MAY LLC AT ANY TIME WITHOUT NOTICE. ANY SALE OF SECURITIES SHALL BE CONDUCTED IN CONNECTION WITH THE CIRCULATION OF AN OFFERING CIRCULAR AND/OR OTHER LEGAL DOCUMENTATION.

EXECUTIVE SUMMARY
The Ewing Hotel

HotelierCo presents an investment opportunity for a hotel development located in one of the most historic counties of America.

The Ewing, in West Cape May, is anticipated to be a 23-room boutique hotel development including a rooftop pool and restaurant. The development includes renovating a pre-existing historic mansion and adding new accommodation targeted to exceed what is currently available in the surrounding market.

HotelierCo partnered with Valor Hospitality to operate the hotel and aims to provide customers and owners with a great Cape May experience.

The Ewing development is **expected** to require **$14.4 million** total development cost.

CAPE MAY

THE HOTEL CROWDFUNDING COMPANY

CAPE MAY
About Cape May



The City of Cape May, "The Nation's Oldest Seashore Resort," is located at the southern tip of the Cape May Peninsula in New Jersey. The city is designated the Cape May Historic District, a National Historic Landmark due to its concentration of Victorian buildings. It has the second-largest collection of Victorian houses, behind San Francisco.

Cape May has access to beaches, fine dining, lodging and shopping, and is a worldwide destination for birdwatching!

The city was named for Dutch captain Cornelius Jacobsen Mey, who explored and chartered the area from 1611 to 1614. Cape May began hosting vacationers from the Philadelphia area in the mid-18th century and was considered one of the finest resorts in America by the 19th century.

CAPE MAY

More About Cape May


PHILADELPHIA
ATLANTIC CITY
CAPE MAY

Located at the southernmost point in New Jersey, Cape May Harbor allows fishing vessels to enter from the Atlantic Ocean, making it the second-largest fishing port on the East Coast.

Tourism is a dominant industry for the city, with the economy focusing on shops, restaurants, lodging and tourist attractions including the Washington Street Mall and the beachfront promenade. Ecotourism is also prominent, featuring more than 400 recorded bird species, marine mammal watching trips, fishing trips and more.

The town is host to a variety of arts and culture opportunities including the Mid-Atlantic Center for the Arts and Humanities, the Cape May Jazz Festival and the Cape May Music Festival. In addition, Cape May is home to the “Cape May Diamonds,” clear quartz pebbles that wash down from the Delaware River.

CAPE MAY

2018 Visitor Profile (based on 2018 visitor survey)

General Trends	
Visitor Return Rate	78 %
First time visitor	22%
Visiting more than 20 years	40%
Travel as a couple (party of 2)	42%
Time Spent	
Day Trip	8%
2-4 nights	36%
1 Week	23%
Top Markets	
New Jersey	27%
Pennsylvania	28%
New York	19%
Canada	9%
Maryland/DC	7%
Vacation Expenditures	
Under $1000	28%
$1000-$2000	46%
More than $2000	26%



THE PROJECT

THE HOTEL CROWDFUNDING COMPANY

THE EWING
Project Overview

Cape May is a city at the southern tip of Cape May Peninsula in Cape May County, New Jersey.

The entire city of Cape May is designated the Cape May Historic District, a National Historic Landmark due to its concentration of Victorian buildings.

The Ewing project is to acquire the fee simple interest in two parcels of land entitled to build a 23-room boutique hotel.

The hotel will be renovating a pre-existing historic mansion and building out a similar structure to house new hotel rooms targeting accommodation quality exceeding the current market.

The total project cost, with improved room layout will be around $14.4 million with a forecast unlevered IRR of 10.4% after management fees.

Investing in the securities being offered is speculative and involve substantial risks. Consider the risks outlined in the investor documents before investing. Risks include, but are not limited to illiquidity, lack of diversification, complete loss of capital, default risk, and capital call risk. An investment may not achieve its objective

THE EWING
Approved Site Plan

THE EWING

Approved First Floor Plan


PORCH
LOBBY
RESTAURANT
CORRIDOR
RESTAURANT KITCHEN
TRASH ENCLOSURE
LOADING HATCH BELOW TO STAIR
STAIR
STAIR
CORRIDOR

THE EWING

Approved Second Floor Plan


BALCONY
STAIR
GUEST ROOM
CORRIDOR
UTILITY ROOM
ELEV.

THE EWING
Approved Third Floor Plan


GUEST ROOM
(HEIGHT OF DECK TO BE LEVEL WITH THIRD FLOOR OF PRINCIPAL STRUCTURE)
STAIR
ELEV.
ELEVATOR ROOM & POOL EQUIPMENT
GUEST ROOM

THE EWING
Proposed Development

The approved plans create an opportunity to build a boutique hotel in West Cape May. HotelierCo is currently working with HotelStudio and //3877 architects to create a more efficient design which requires a longer building envelope. The intent is to take new plans to council in the second quarter of 2019.

The two major changes to the plans involve the longer building plus the addition of underground parking. Taking vehicles below grade should help reduce noise for locals and increase the space for vegetation.

The longer building will allow:
- Larger standard room sizes;
- Three luxury suites of approximately 750-800 square feet;
- Two suites of approximately 450 square feet;
- A restaurant with high and exposed ceilings in the current mansion.

Although the change in design will increase the build cost, we assume the additional suite products will provide a strong premium in rate and higher net operating profit for the hotel. These forecasts are outlined in **THE MARKET** section.

THE MARKET

THE HOTEL CROWDFUNDING COMPANY

THE MARKET
Cape May

The following market information is based on a valuation prepared by HVS in June 2018.

Cape May is a seasonal town. Historically demand is high June through September each year. The market information shows this seasonality as well as corresponding Average Daily Rate (ADR) achieved in the market for the corresponding months.

HVS makes the assumption that The Ewing hotel once developed would trade at an ADR 8.9% higher than the competitor set which for 2017 would equate to a 3.7% premium to the market information shown on the page **CAPE MAY Market Forecast by Month**.

HotelierCo has taken the assumptions made in the HVS valuation, and applied the same 3.7% premium to the ADR of a standard room price at The Ewing hotel for the intended first year of operation, 2021. This can be seen on the page **THE EWING Forecast by Month**. Future years assume a growth in standard room ADR of 5.0%, 4.0% then 3.0% for the following three years.

HotelierCo has further assumed a premium associated with the Suite and Luxury Suite products which can also be seen at the bottom of **THE EWING Forecast by Month**. These premiums are forecasts only and the actual amount achieved for a suite may vary substantially. The forecasts do not consider additional real estate intended to be acquired to increase the room count for the Company.

CAPE MAY

Market Forecast by Month

CAPE MAY MARKET - SEASONAL PERFORMANCE (From Smith Travel Research)

	ADR				Occupancy				RevPAR			
MONTH	2014	2015	2016	2017	2014	2015	2016	2017	2014	2015	2016	2017
January	$117.75	$131.33	$153.00	$132.68	22.0%	22.8%	22.1%	25.4%	$25.91	$29.94	$33.81	$33.70
February	$143.25	$143.30	$159.05	$158.29	26.7%	31.1%	27.5%	32.5%	$38.25	$44.57	$43.74	$51.44
March	$142.74	$144.47	$150.08	$157.05	34.8%	34.8%	45.5%	36.3%	$49.67	$50.28	$68.29	$57.01
April	$168.14	$166.48	$146.42	$189.23	46.6%	53.6%	73.9%	58.8%	$78.35	$89.23	$108.20	$111.27
May	$212.84	$218.70	$218.19	$239.19	65.4%	76.5%	71.6%	66.3%	$139.20	$167.31	$156.22	$158.58
June	$297.44	$313.74	$339.64	$347.82	79.4%	86.8%	85.2%	79.7%	$236.17	$272.33	$289.37	$277.21
July	$416.36	$435.53	$466.46	$476.45	90.7%	99.0%	95.6%	90.8%	$377.64	$431.17	$445.94	$432.62
August	$449.04	$459.50	$492.30	$487.95	100.0%	100.0%	97.7%	96.3%	$449.04	$459.50	$480.98	$469.90
September	$264.95	$307.85	$309.09	$321.39	81.7%	90.3%	87.8%	84.8%	$216.46	$277.99	$271.38	$272.54
October	$185.38	$189.54	$208.34	$205.16	65.0%	70.6%	67.9%	65.1%	$120.50	$133.82	$141.46	$133.56
November	$160.18	$167.87	$176.09	$174.87	38.2%	41.4%	44.3%	46.7%	$61.19	$69.50	$78.01	$81.66
December	$176.03	$188.24		$216.90	46.3%	50.3%		49.3%	$81.50	$94.68		$106.93
ANNUAL	$269.91	$281.01	$295.46	$299.58	58.4%	63.4%	65.6%	61.2%	$157.63	$178.16	$193.82	$183.34

CAPE MAY MARKET - SEASONAL FORECAST (3.0% annual ADR growth)

	ADR				Occupancy				RevPAR			
MONTH	2018	2019	2020	2021	2018	2019	2020	2021	2018	2019	2020	2021
January	$136.66	$140.76	$144.98	$149.33	23.1%	23.1%	23.1%	23.1%	$31.53	$32.48	$33.45	$34.46
February	$163.04	$167.93	$172.97	$178.16	29.5%	29.5%	29.5%	29.5%	$48.01	$49.46	$50.94	$52.47
March	$161.76	$166.61	$171.61	$176.76	37.9%	37.9%	37.9%	37.9%	$61.23	$63.06	$64.96	$66.90
April	$194.91	$200.75	$206.78	$212.98	58.2%	58.2%	58.2%	58.2%	$113.48	$116.89	$120.40	$124.01
May	$246.37	$253.76	$261.37	$269.21	70.0%	70.0%	70.0%	70.0%	$172.33	$177.50	$182.83	$188.31
June	$358.25	$369.00	$380.07	$391.47	82.8%	82.8%	82.8%	82.8%	$296.55	$305.44	$314.60	$324.04
July	$490.74	$505.47	$520.63	$536.25	94.0%	94.0%	94.0%	94.0%	$461.42	$475.26	$489.52	$504.21
August	$502.59	$517.67	$533.20	$549.19	98.5%	98.5%	98.5%	98.5%	$495.05	$509.90	$525.20	$540.95
September	$331.03	$340.96	$351.19	$361.73	86.2%	86.2%	86.2%	86.2%	$285.18	$293.74	$302.55	$311.63
October	$211.31	$217.65	$224.18	$230.91	67.2%	67.2%	67.2%	67.2%	$141.90	$146.15	$150.54	$155.06
November	$180.12	$185.52	$191.09	$196.82	42.7%	42.7%	42.7%	42.7%	$76.82	$79.12	$81.50	$83.94
December	$223.41	$230.11	$237.01	$244.12	48.6%	48.6%	48.6%	48.6%	$108.65	$111.91	$115.27	$118.73
AVERAGE									$191.01	$196.74	$202.65	$208.73

THE EWING

Forecast by Month

THE EWING - RATE AND OCCUPANCY FORECAST

	ADR				Occupancy				RevPAR			
Month	2021	2022	2023	2024	2021	2022	2023	2024	2021	2022	2023	2024
January	$178.42	$187.34	$194.84	$200.68	11.5%	24.2%	26.5%	26.5%	$20.59	$45.39	$51.70	$53.25
Februar	$212.86	$223.51	$232.45	$239.42	22.1%	30.9%	33.9%	33.9%	$47.02	$69.11	$78.72	$81.09
March	$211.20	$221.75	$230.62	$237.54	28.4%	38.8%	43.5%	43.5%	$59.95	$86.03	$100.39	$103.40
April	$268.87	$282.32	$293.61	$302.42	52.4%	59.7%	64.0%	64.0%	$140.90	$168.49	$188.05	$193.69
May	$345.93	$363.23	$377.76	$389.09	63.0%	71.7%	76.9%	76.9%	$217.78	$260.43	$290.66	$299.38
June	$525.10	$551.35	$573.41	$590.61	74.5%	84.8%	89.0%	89.0%	$391.19	$467.79	$510.24	$525.54
July	$737.42	$774.29	$805.27	$829.42	84.6%	94.0%	96.4%	96.4%	$624.03	$728.03	$776.08	$799.36
August	$755.22	$792.98	$824.70	$849.44	88.7%	98.5%	98.5%	98.5%	$669.50	$781.09	$812.33	$836.70
September	$485.20	$509.46	$529.84	$545.73	77.5%	88.3%	88.3%	88.3%	$376.20	$449.87	$467.87	$481.90
October	$296.71	$311.55	$324.01	$333.73	60.4%	68.8%	73.9%	73.9%	$179.32	$214.44	$239.33	$246.51
November	$235.16	$246.92	$256.79	$264.50	38.4%	43.7%	50.1%	50.1%	$90.27	$107.94	$128.69	$132.55
December	$291.68	$306.26	$318.51	$328.07	43.8%	49.8%	55.9%	55.9%	$127.67	$152.67	$178.14	$183.48
ANNUAL	$457.68	$470.15	$481.03	$495.46	54.0%	63.0%	66.6%	66.6%	$246.95	$296.08	$320.43	$330.04

THE EWING - FORECAST ADR BY ROOM TYPE

	STANDARD ROOM ADR				SUITE ADR				LUXURY SUITE ADR			
MONTH	2021	2022	2023	2024	2021	2022	2023	Premium	2021	2022	2023	Premium
January	$154.86	$162.60	$169.10	$174.18	$193.57	$203.25	$211.38	25.0%	$309.72	$325.20	$338.21	100%
February	$184.75	$193.99	$201.75	$207.80	$230.94	$242.48	$252.18	25.0%	$369.50	$387.97	$403.49	100%
March	$183.30	$192.47	$200.17	$206.17	$229.13	$240.58	$250.21	25.0%	$366.60	$384.93	$400.33	100%
April	$220.86	$231.90	$241.18	$248.41	$276.08	$289.88	$301.47	25.0%	$552.15	$579.76	$602.95	150%
May	$279.17	$293.13	$304.85	$314.00	$418.76	$439.69	$457.28	50.0%	$697.93	$732.82	$762.14	150%
June	$405.96	$426.26	$443.31	$456.61	$710.43	$745.95	$775.79	75.0%	$1,116.39	$1,172.21	$1,219.09	175%
July	$556.09	$583.89	$607.25	$625.47	$973.16	$1,021.82	$1,062.69	75.0%	$1,668.27	$1,751.68	$1,821.75	200%
August	$569.51	$597.99	$621.91	$640.56	$996.65	$1,046.48	$1,088.34	75.0%	$1,708.54	$1,793.96	$1,865.72	200%
September	$375.11	$393.87	$409.62	$421.91	$656.44	$689.27	$716.84	75.0%	$1,031.56	$1,083.13	$1,126.46	175%
October	$239.45	$251.43	$261.48	$269.33	$359.18	$377.14	$392.22	50.0%	$598.63	$628.56	$653.71	150%
November	$204.10	$214.30	$222.88	$229.56	$255.12	$267.88	$278.60	25.0%	$408.20	$428.61	$445.75	100%
December	$253.16	$265.81	$276.45	$284.74	$316.44	$332.27	$345.56	25.0%	$506.31	$531.63	$552.89	100%
ANNUAL	$358.17	$368.61	$377.81	$389.15	$582.28	$596.72	$608.91		$971.70	$995.02	$1,015.12	

Investing in the securities being offered is speculative and involve substantial risks. Consider the risks outlined in the investor documents before investing. Risks include, but are not limited to illiquidity, lack of diversification, complete loss of capital, default risk, and capital call risk. An investment may not achieve its objective

THE OPERATOR

H ELIE

THE HOTEL CROWDFUNDING COMPANY

THE OPERATOR
Valor Hospitality

Valor Hospitality is a full service hotels acquisition, development and management company offering an array of services including:

- Site selection
- Product selection
- Entitlements
- Underwriting
- Due diligence
- Branding solutions
- Conceptual design
- Construction and construction management
- Procurement
- Technical services
- Pre-opening management
- Operational management
- Food and beverage
- Sales, marketing, revenue management and PR

Valor Hospitality was started in 2012 by Euan McGlashan and Steve Cesinger and is now a global company with offices in the United States, United Kingdom, South Africa, Dubai and Hong Kong.

DISCLOSURE

The Ewing Development

HotelierCo intends to sponsor an offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

ACTUAL RESULTS MAY DIFFER FROM THOSE INDICATED IN THESE FINANCIAL PROJECTIONS AND IN SUCH OTHER FORWARD-LOOKING STATEMENTS. This material, including these financial projections (the "company material") contain forward-looking statements that involve risks and uncertainties. These forward-looking statements do not represent guarantees of future results, levels of activity, performance or achievements, which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements. No person or entity is under any duty to update any of the forward-looking statements to conform them to actual results. The company has a limited operating history. As such, any projections, forecasts, and/or extrapolations are hypothetical and subject to change. Any investment in the company is, by definition, a high-risk investment. Prospective investors should understand that they may lose their entire investment.

DISCLOSURE

The Ewing Development

HotelierCo intends to sponsor an offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

ACTUAL RESULTS MAY DIFFER FROM THOSE INDICATED IN THESE FINANCIAL PROJECTIONS AND IN SUCH OTHER FORWARD-LOOKING STATEMENTS. This material, including these financial projections (the "company material") contain forward-looking statements that involve risks and uncertainties. These forward-looking statements do not represent guarantees of future results, levels of activity, performance or achievements, which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements. No person or entity is under any duty to update any of the forward-looking statements to conform them to actual results. The company has a limited operating history. As such, any projections, forecasts, and/or extrapolations are hypothetical and subject to change. Any investment in the company is, by definition, a high-risk investment. Prospective investors should understand that they may lose their entire investment.

CONTACT US

hotelier@hotelierco.com
(833) 426-4260

H ELIE

THE HOTEL CROWDFUNDING COMPANY